As filed with the Securities and Exchange Commission on
                        August 29, 1997
          Registration Statement No. 33-____________

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                      ____________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

                     LOWE'S COMPANIES, INC.
     (Exact name of Registrant as specified in its Charter)

   North Carolina                                 56-0578072
(State or other jurisdiction of    (I.R.S. Employer
Identification Number)
     incorporation or organization)
                         P. O Box 1111
          North Wilkesboro, North Carolina 28656-0001
  (Address of principal executive office, including zip code)

                     LOWE'S COMPANIES, INC.
                      1997 INCENTIVE PLAN
                    (Full title of the Plan)
                      ____________________

                       Robert L. Tillman
             President and Chief Executive Officer
                     Lowe's Companies, Inc.
                         P. O. Box 1111
                North Wilkesboro, North Carolina 28656-0001
                          910-658-4000
(Name, address and telephone number including, area code, of age nt for service)

                        With copies to:
Lathan M. Ewers, Jr.                 Robert L. Tillman
Hunton & Williams           President and Chief Executive Officer
Riverfront Plaza, East Tower         Lowe's Companies, Inc.
951 East Byrd Street                 P. O. Box 1111
Richmond, Virginia  23219-4074       North Wilkesboro, North
                                            Carolina 28656-0001
       804-788-8200                           910-658-4000

                CALCULATION OF REGISTRATION FEE
                              Proposed    Proposed
   Title of      Amount to    maximum     maximum       Amount of
  securities        be        offering   aggregate     registration
     to be      registered     price      offering     fee
  registered    5,000,000   per share     price)
Common Stock,   share(1)    $34.4063(2) $172,031,500(2)   $52,131
$.50  par value
per share

Preferred Share 5,000,000      N/A        N/A              N/A
Purchase        rights
Rights(3)
     (1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which may be issued in connection with the transactions described herein.
     (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h)(1) on the basis of $34.4063 per share, which was the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 22, 1997.
     (3) The Rights to purchase Participating Cumulative Preferred Stock, Series A, will be attached to and will trade with shares of the Common Stock of the Company.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

     Not required to be filed with the Commission.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Lowe's Companies, Inc. (the "Company") with the Commission (file No. 1-7083) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997; and (iii) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article IV of the Company's Bylaws provides that the Company will indemnify any person as an officer or director of the Company or as an officer, director, trustee or partner of another corporation, trust, partnership or employee benefit plan at the request of the Company, against any liability incurred in connection with any proceeding arising out of such service. To the extent that such person is successful on the merits or otherwise in defense of any such proceeding, the Company will indemnify him against expenses actually and reasonably incurred in such defense. No indemnification is available if, at the time of the activities which are the subject of the proceeding, such person knew or believed that such activities were clearly in conflict with the best interests of the Company. Further,
Section 55-8-51 of the North Carolina Business Corporation Act provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which such director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which is adjudged liable on the basis that personal benefit was improperly received by him.

     The Company maintains an insurance policy for the benefit of directors and officers insuring them against claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1  Rights Agreement dated September 9, 1988, between the
     Company and Wachovia Bank & Trust Co., N.A., as Rights
     Agent (Incorporated herein by reference from Exhibit
     4.1 of the Company's Current Report on Form 8-K dated
     September 9, 1988).

4.2  Lowe's Companies, Inc. 1997 Incentive Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2 Consent of Deloitte & Touche LLP.

24   Power of Attorney for Officers and Directors (included on
page II-5 of the Registration Statement).


Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                              (i)  To include any prospectus
                    required by Section 10(a)(3) of the
                    Securities Act of 1933, as amended (the
                    "Securities Act");

                              (ii) To reflect in the prospectus
                    any facts or events arising after the
                    effective date of the registration statement
                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                              (iii)     To include any material
                    information with respect to the plan of
                    distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                       POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Robert L. Tillman, President and Chief Executive Officer, Lowe's Companies, Inc. P. O. Box 1111, North Wilkesboro, North Carolina 28656-0001, and Lathan M. Ewers, Jr., Esq., Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, to sign in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement and appoints such persons, to sign on his behalf individually and in each capacity stated below and to file all amendments and post-effective amendments to the Registration Statement and Lowe's Companies, Inc. hereby confers like authority to sign and file on its behalf.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the North Wilkesboro, North Carolina, on this 1st day of August, 1997.


                                   LOWE'S COMPANIES, INC.
                                        (Registrant)


                                   By /s/ Robert L. Tillman
                                       Robert L. Tillman,
                                     President, Chief Executive
                                       Officer and Director





     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of August, 1997.


          Signature                Title


By  /s/ Robert L. Stickland        Chairman of the Board of
Robert L. Strickland               Directors and Director



By  /s/ Robert L. Tillman          President, Chief Executive
Robert L. Tillman                  Officer and Director
                                   (Principal Executive Officer)

By  /s/ Thomas E. Whiddon          Executive Vice President and
Thomas E. Whiddon                  Chief Financial Officer
                                   (Principal Financial Officer)


By  /s/ Richard D. Elledge         Senior Vice President, Chief
Richard D. Elledge                 Accounting Officer, and
                                   Assistant Secretary (Principal
                                   Accounting Officer)

By  /s/ Leonard G. Herring         Director
Leonard G. Herring



By                                 Director
  William A. Andres

By  /s/ John M. Belk               Director
John M. Belk



By  /s/ Carol A. Farmer            Director
Carol A. Farmer



By  /s/ Robert G. Schwartz         Director
Robert G. Schwartz



By  /s/ Paul Fulton                 Director
Paul Fulton



By                                 Director
James F. Halpin

By  /s/ Claudine B. Malone         Director
Claudine B. Malone





               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                      ____________________





                            EXHIBITS

                           filed with

                     REGISTRATION STATEMENT

                               on

                            FORM S-8

                             UNDER

                   THE SECURITIES ACT OF 1933


                      ____________________






                     LOWE'S COMPANIES, INC.
                      1997 INCENTIVE PLAN
                    (full title of the plan)






                                             EXHIBIT INDEX


                                                  Sequentially
    Exhibit No.       Description                 Numbered Page


        4.1           Rights Agreement dated
                      September 9, 1988,
                      between the Company and
                      Wachovia Bank & Trust
                      Co., N.A., as Rights
                      Agent (Incorporated
                      herein by reference from
                      Exhibit 4.1 of the
                      Company's current report
                      on Form 8-K dated
                      September 9, 1988).
        4.2           Lowe's Companies, Inc.
                      1997 Incentive Plan.


         5            Opinion of Hunton &
                      Williams as to the
                      legality of the
                      securities being
                      registered.


        23.1          Consent of Hunton &
                      Williams (included in the
                      opinion filed as Exhibit
                      5 to the Registration
                      Statement).


        23.2          Consent of Deloitte &
                      Touche LLP.


         24           Power of Attorney for
                      Officers and Directors
                      (included on page II-5 of
                      the Registration
                      Statement).

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